UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2025

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 13, 2025, Verastem, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the underwritten public offering, issuance and sale by the Company of: (i) 8,543,794 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,870,000 shares of Common Stock (collectively, the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 1,862,069 shares (the “Option Shares”, and together with the Firm Shares, the “Shares”) of Common Stock within 30 days from the date of the Underwriting Agreement. The Underwriters exercised their option to purchase the Option Shares in full on November 14, 2025. All of the Shares and the Pre-Funded Warrants will be sold by the Company. Each Share is being offered at an offering price to the public of $7.25, and each Pre-Funded Warrant is being offered an offering price to the public of $7.2499, which is equal to the offering price per Share less the $0.0001 exercise price of each Pre-Funded Warrant.

The Company expects to receive net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $96.9 million, including net proceeds from the exercise of the Underwriters’ option to purchase the Option Shares in full.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275408), which was declared effective on November 20, 2023. The closing of the Offering is expected to take place on or about November 17, 2025, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an exercise price equal to $0.0001 per underlying share of Common Stock. Each Pre-Funded Warrant is exercisable for the number of shares of Common Stock stated therein. The Pre-Funded Warrants will not expire and are exercisable in cash or by means of a cashless exercise.

Each Pre-Funded Warrant will be exercisable in full or in part by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders.

The Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% or 9.99%, at the election of the holder (or such higher percentage up to 19.99%, at the election of the holder) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such Pre-Funded Warrants provided that such percentage may in no event exceed 19.99%.

In addition, upon the consummation of an acquisition (as described in the Pre-Funded Warrants), each Pre-Funded Warrant will automatically be converted into the right of the holder of such Pre-Funded Warrant to receive the kind and amount of securities, cash or other property that such holders would have received had they exercised such Pre-Funded Warrant immediately prior to such acquisition, without regard to any limitations on exercise contained in the Pre-Funded Warrants. The foregoing description of the Pre-Funded Warrants is qualified in its entirety by reference to the form of Pre-Funded Warrant filed as Exhibit 4.1 to this Current Report on Form 8-K.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ropes & Gray, LLP, counsel to the Company, has issued an opinion to the Company, dated November 17, 2025, regarding the Shares, Pre-Funded Warrants, and the shares of common stock issuable upon exercise of the Pre-Funded Warrants to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 13, 2025, between Verastem, Inc. and Jefferies LLC and Guggenheim Securities, LLC, as representatives of the several underwriters
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)
99.1	Information relating to Item 14 of the Registration Statement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: November 17, 2025	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer